EXHIBIT 99.1

GT Advanced Technologies Announces Mesa ASF Furnaces to be Auctioned

MERRIMACK, N.H., Nov. 13, 2015 (GLOBE NEWSWIRE) -- GT Advanced Technologies Inc. (OTC:GTATQ), today announced that, on November 22-23, 2015, it will conduct an auction of certain of its ASF sapphire growth furnaces currently located in Mesa, Arizona, as well as a number of new furnaces in Hong Kong.

GT will retain the intellectual property related to the ASFs as well as the key personnel necessary to support the installation and commissioning of the units purchased in the auction. GT will provide such installation and commissioning services on terms to be agreed with the buyers of the ASF units. "We will remain active in the sapphire equipment business and look forward to better market conditions in the future as the users of sapphire in the consumer electronics and other industries innovate applications for the material," said David Keck, CEO of GT.

The related settlement agreement, which provides for the auction, is subject to approval by the U.S. Bankruptcy Court for the District of New Hampshire at a hearing scheduled for November 19, 2015. The full text of the settlement agreement was filed with the company's Form 8-K dated November 9, 2015.

Further details regarding the auction can be found at http://www.bidindustrial.com.

Forward-Looking Statements

Some of the information in this press release relates to future expectations, plans and prospects for the Company's business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. Forward-looking statements include, but are not limited to the following: GT will conduct an auction of certain of its ASF sapphire growth furnaces currently located in Mesa, as well as a number of new furnaces in Hong Kong; and "We will remain active in the sapphire equipment business and look forward to better market conditions in the future as the users of sapphire in the consumer electronics and other industries innovate applications for the material". These forward-looking statements are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company's control and may cause actual future results to differ materially from our current expectations. The Company's ability to benefit from the settlement agreement and continue operating in the sapphire business may depend on the approval of the settlement agreement by the Bankruptcy Court and the availability of buyers willing to purchase the ASF sapphire growth furnaces at prices satisfactory to the Company.  Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in the Company's filings with the Securities and Exchange Commission, including (but not limited to) the statements under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Allison Pellegrino
         allison.pellegrino@gtat.com
         +1-603-681-3910